                                                                    Exhibit 10.7

                                 RETIREMENT PLAN
                            FOR THE BOARD OF MANAGERS
                                       OF
                               THE PROVIDENT BANK

WHEREAS. The Provident Bank, a New Jersey savings bank (the "Bank") desires to provide retirement benefits for eligible .members of their Board of Managers ("Managers"); NOW. THEREFORE, the Bank hereby adopts the "Retirement Plan For The Board Of Managers Of The Provident Bank" (the "Plan"), effective January 1, 1992 as hereinafter set forth:

     1.   Eligibility

          All Managers who are not employees of the Bank are eligible for Participation in the Plan. Even though a Manager participates in the Plan, no benefits shall be paid under this Plan to a Manager unless he or she meets the age requirements outlined in this Plan and unless he or she has been a Manager for at least ten years.

     2.   Normal Retirement Benefits

          A Manager who ceases to be a Manager on or after the first Annual Meeting of the Bank after the Manager has attained his or her 70th birthday, and after having been a Manager for at least ten years, shall receive on each subsequent January1, April 1, July 1, and October 1 for the remainder of his or her lifetime (but not to exceed 40 quarterly payments) a payment from the Bank in an amount determined as follows:

              Full Years Of
               Service As        Quarterly
          A Manager After 1991    Payment

                   1              $125.00
                   2               250.00
                   3               375.00
                   4               500.00

              Full Years Of
               Service As        Quarterly
          A Manager After 1991    Payment

                     5           $  625.00
                     6              750.00
                     7              875.00
                     8            1,000.00
                     9            1,125.00
               10 or more         1,250.00

     3.   Early Retirement Benefit

          A Manager who ceases to be a Manager at or after attaining age 65, but prior to the first Annual Meeting of the Bank after the Manager has attained his or her 70th birthday, and after having been a Manager for at least ten years, shall receive the quarterly payments outlined in
          Section 2 above commencing on the first day of the calendar quarter immediately following the first Annual Meeting of the Bank after the Manager has attained his or her 70th birthday. Alternatively, such Manager may elect to have quarterly payments commence on the first day of any calendar quarter coincident with or next following the date he ceases to be a Manager, in which case each payment shall be reduced to reflect the fact that the payments commence prior to the first day of the calendar quarter immediately following the first Annual Meeting of the Bank after the Manager would have attained his or her 70th birthday. The reduction shall be 2.5% for each calendar quarter by which the date payments commence precedes the first day of the calendar quarter immediately following the first Annual Meeting of the Bank after the Manager would have attained his or her 70th birthday. The quarterly payments made to a Manager who retires early in accordance with this Section shall be made for the remainder of his or her lifetime (but not to exceed 40 quarterly payments).

     4.   Lump Sum Death Benefit

          In the event that a Manager dies before ceasing to be a Manager or before age 65 or before having been a Manager for at least ten years, no benefits will be payable from this Plan to his or her surviving beneficiary. In the event that a Manager who has met the eligibility requirements for benefits outlined in Sections 2 or 3 above dies after he or she has ceased to be a Manager, a lump sum amount shall be paid to his or her beneficiary equal to four times the amount of the quarterly payment which the Manager was receiving (or would have started receiving on the first day of the calendar quarter next following his or her death if payments have not yet commenced), except that if such deceased Manager has received more than 36 quarterly payments, the lump sum amount paid shall equal (a) 40 minus the number of quarterly payments made to the deceased Manager times (b) the amount of the quarterly payment which the Manager was receiving.

     5.   General Provisions

          5.1 Benefits under this Plan shall be paid out of the general assets of the Bank.

          5.2 The Board of Managers of the Bank may amend or terminate the Plan at any time and from time to time in such manner as it shall determine. Any amendment may be given retroactive effect, except that no amendment may reduce or eliminate any benefit which accrued to any Manager under the Plan prior to the date of the amendment without the consent of the affected Manager.

          5.3 Except as otherwise provided by law, the right of any Manager to any benefit or payment hereunder is expressly made subject to the condition and limitation that it shall not be subject to alienation, assignment, attachment, execution, or other process.

          5.4 In the event it becomes necessary or appropriate to interpret the Plan, the Bank hereby delegates the authority to interpret the provisions of the Plan to those persons, who from time to time, have such authority with respect to and under The Provident Bank Pension Plan.

          5.5 In the event that any claim for benefits, which must initially be submitted in writing to the Board of Managers of the Bank, is denied (in whole or in part) hereunder, the claimant shall receive from the Bank notice in writing, written in a manner calculated to be understood by the claimant, setting forth the specific reasons for denial, with specific reference to pertinent provisions of this Plan. The interpretations and construction hereof by the Board of Managers shall be binding and conclusive on all persons and for all purposes. Any disagreements about such interpretations and construction shall be submitted to an arbitrator subject to the rules and procedures established by the American Arbitration Association. No member of the Board of Managers shall be liable to any person for any action taken hereunder except those actions undertaken with lack of good faith.

          5.6 The Plan shall be interpretated and construed in accordance with the laws of the State of New Jersey.

          Dated: June 18, 1992

                EXCERPT FROM THE MINUTES OF THE BOARD OF MANAGERS

                         MEETING HELD OCTOBER 22, 1992

On motion made and duly seconded the Board of Managers unanimously adopted the following resolution:

BE IT RESOLVED that the Board of Managers deem it advisable to amend the Retirement Plan for the Board of Managers for the Provident Bank (the Plan) by providing that in the event that Provident is deemed to be "undercapitalized" as set forth in the applicable FDIC capital regulations or fails to satisfy the minimum capital requirement established from time to time by the New Jersey Department of Banking then Provident's obligations under the Plan shall cease until such time as Provident is deemed to be "well capitalized" under the applicable FDIC capital regulations and satisfies the minimum capital requirements of the Department of Banking at which time the Plan will be resumed.

                                Mary Louise Festa
                               Corporate Secretary

                                RETIREMENT PLAN
                           FOR THE BOARD OF MANAGERS
                                       OF
                               THE PROVIDENT BANK

                              Amendment Number One

         WHEREAS, The Provident Bank (the "Bank") sponsors the Retirement Plan for the Board of Managers of The Provident Bank (the "Plan") for the benefit of certain non-employee managers of the Bank; and

         WHEREAS, the Bank desires to amend the Plan to provide for benefit payments in the event of a change in control.

         NOW THEREFORE, in consideration of the foregoing, the Plan is hereby amended effective October 1, 2002 in accordance with the following:

1.       The Plan shall be amended by inserting new Section 5 immediately after
         Section 4 to provide as follows, and by renumbering existing Section 5 and its subsections as Section 6 and its subsections:

                                    "Notwithstanding any other provision of this
                           Plan, the undistributed balance of each Manager's accrued benefit under the Plan shall be distributed to him within 60 days after the date of a "Change in Control" as hereafter defined. For purposes hereof, a "Change in Control" shall mean the occurrence of any of the following events:

                                    (a)     approval by the shareholders of
                           Provident Financial Services, Inc. (the "Company") of a transaction that would result and does result in the reorganization, merger or consolidation of the Company, with one or more other persons, other than a transaction following which:

                                            (i)   at least 51% of the equity
                                    ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act")) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

                                            (ii)  at least 51% of the securities
                                    entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act)

Retirement Plan for the Board of Managers of The Provident Bank
Amendment Number One
Page 2

                                    at least 51% of the securities entitled to vote generally in the election of directors of the Company;

                                    (b)     the acquisition of all or
                           substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the shareholders of the Company of any transaction which would result in such an acquisition;

                                    (c)     a complete liquidation or
                           dissolution of the Company or the Bank, or approval by the shareholders of the Company of a plan for such liquidation or dissolution;

                                    (d)     the occurrence of any event if,
                           immediately following such event, members of the Company's Board of Directors who belong to any of the following groups do not aggregate at least a majority of the Company's Board of Directors:

                                            (i)   individuals who were members
                                    of the Company's initial Board of Directors;
                                    or

                                            (ii)  individuals, other than
                                    members of the Company's initial Board of Directors who first became members of the Company's Board of Directors:

                                                  (A) upon election to serve as
                                            a member of the Company's Board of
                                            Directors by the affirmative vote of
                                            three-quarters of the members of
                                            such Board, or of a nominating
                                            committee thereof, in office at the
                                            time of such first election; or

                                                  (B) upon election by the
                                            shareholders of the Company to serve
                                            as a member of the Company's Board
                                            of Directors, but only if nominated
                                            for election by the affirmative vote
                                            of three-quarters of the members of
                                            such Board, or of a nominating
                                            committee thereof, in office at the
                                            time of such first nomination;
                                            provided that such individual's
                                            election or nomination did not
                                            result from an actual or threatened
                                            election contest or other actual or
                                            threatened solicitation of proxies
                                            or consents other than by or on
                                            behalf of the Company's Board of
                                            Directors; or

                                    (e)     any event which would be described
                           in Section 5(a), (b), (c) or (d) if the term "Bank" were substituted for the term "Company" therein and the term "Bank's Board of Managers" were substituted for the term "Company's Board of Directors" therein. In no event, however, shall a Change in Control be

Retirement Plan for the Board of Managers of The Provident Bank
Amendment Number One
Page 3

                           deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank or a subsidiary of either of them, by the Company, the Bank, any subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this Section 5, the term "person" shall include the meaning assigned to it under Sections 13(d)(3) or 14(d)(2) of the Exchange Act."

2.       The Plan shall be amended by adding Section 6.7 immediately after new
Section 6.6 to read as follows:

                  "6.7. Whenever used herein, the term "Board of Managers" shall mean the Board of Managers of The Provident Bank in its mutual form and the Board of Directors of The Provident Bank in its stock form. Wherever the context shall require, the masculine gender shall be construed to include the feminine and the singular number the plural."

         IN WITNESS WHEREOF, this Amendment Number One has been executed by the duly authorized officers of The Provident Bank as of the ___ day of ________________, 2002.


ATTEST:                                  THE PROVIDENT BANK



__________________________               By:____________________________________
Secretary                                       Authorized Officer